CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tyson Foods, Inc. of our report dated November 12, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tyson Foods, Inc.'s Annual Report on Form 10-K for the year ended September 28, 2024.

/s/ PricewaterhouseCoopers LLP
Springdale, Arkansas
November 12, 2024